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                                                                  09050601-JRW-E

                                                                    EXHIBIT 10.4

                            CUMMINGS PROPERTIES, LLC

                                  STANDARD FORM

                                COMMERCIAL LEASE

     In consideration of the covenants herein, CUMMINGS PROPERTIES, LLC ("LESSOR") hereby leases to BIOVEX, INC. (a DE corp.), 245 First Street, Cambridge, MA 02142 ("LESSEE") the following premises, approximately 30,983 square feet at 34-A Commerce Way, Woburn, MA 01801, as more particularly shown on the space plan attached hereto as Exhibit A ("the leased premises"), for a term of six (6) years and six (6) months commencing at noon on December 1, 2005 and ending at noon on May 30, 2012, unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease.

     1. RENT. LESSEE shall pay to LESSOR base rent as follows:

          - For the period from December 1, 2005 through and including May 31, 2006: no base rent shall be due;

          - For the period from June 1, 2006 through and including May 31, 2008:
$551,497 per year; $45,958.12 per month ($17.80/sf) (LESSOR hereby acknowledges that simultaneously with the execution of this lease, LESSEE has paid to LESSOR nine (9) months base rent for the period from June 1, 2006 through February 28, 2007, such that no base rent payments shall be due until March 1, 2007);

          - For the period from June 1, 2008 through and including May 31, 2010:
$711,060 per year; $59,254.99 per month ($22.95/sf); and

          - For the period from June 1, 2010 through and including May 30, 2012:
$773,026 per year; $64,418.82 per month ($24.95/sf);

in U.S. dollars, drawn on a U.S. bank, payable in advance in monthly installments, on the first day of each calendar month, without offset or deduction except as expressly permitted herein. Rent payable for a partial month during the term shall be prorated. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as is designated in writing by LESSOR. If the "Cost of Living" has increased or decreased, as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, then base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase or decrease in the Index. All such adjustments shall take place with the rent due each January 1. The first installment of any such rent adjustment shall be due on March 1, 2007. The base rent amount to be used for the calculation of each such adjustment shall be as follows:

          - For the adjustments due for the calendar years commencing on January 1, 2007 and January 1, 2008, the base rent used shall be $551,497 per year;

          - For the adjustments due for the calendar years commencing on January 1, 2009 and January 1, 2010, the base rent used shall be $711,060 per year; and

          - For the adjustments due for the calendar years commencing on January 1, 2011 and January 1, 2012, the base rent used shall be $773,026 per year.

                                                               __________ LESSOR
                                                               __________ LESSEE

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The base month from which to determine the amount of each increase or decrease in the Index shall be November 2005, which figure shall be compared with the figure for November 2006, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

                                                               __________ LESSOR
                                                               __________ LESSEE

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If the Consumer Price Index referenced above is discontinued as a measure of
"Cost of Living" changes, LESSOR shall substitute a comparable index then in general use.

     2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit of One Hundred Seventy-Seven Thousand Seven Hundred Sixty-Five and 00/100 ($177,765) U.S. dollars, drawn on a U.S. bank, upon LESSEE's execution of this lease, which shall be held as security for LESSEE's performance hereunder and refunded to LESSEE without interest not later than thirty (30) days after the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of this lease, LESSEE shall restore said deposit forthwith. LESSEE's failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and first month's rent on a timely basis, LESSOR may retake possession and relet the leased premises for LESSEE's account, or declare this lease null and void for failure of consideration.

     3. USE OF PREMISES. LESSEE shall use the leased premises only for executive and administrative offices, pharmaceutical manufacturing, laboratory, related storage and research and development.

     4. REAL ESTATE TAX INCREASES. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate or the assessment on the property, or a change in the method of determining real estate taxes. Any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2006, net of abatements, if any. LESSEE's proportionate share is 51.88%, which is the rentable square footage of the leased premises of approximately 30,983 square feet divided by the rentable square footage of the building of approximately 59,718 square feet.

     5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standards to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider is selected by LESSEE, in its reasonable judgment. LESSEE shall pay the utility provider directly for all such utility charges as determined by separate meters serving the leased premises. The hours of operation for the HVAC system will be controlled exclusively by LESSEE. All HVAC system charges will be billed directly by the utility provider, and LESSOR shall not be entitled to charge any special fees or additional charges for the "after hours" HVAC operation. If water charges are billed to the entire building, LESSEE shall pay LESSOR for LESSEE's water usage based on a submeter of LESSEE's actual water usage (without any additional charge or markup paid to LESSOR), and LESSOR shall pay the water service provider for water charges to the entire building.

     6. COMPLIANCE WITH LAWS. LESSEE agrees not to use the leased premises in any way that may be unlawful, improper, noisy, offensive or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's use and occupancy. LESSEE shall be responsible for causing the leased premises following delivery of possession by LESSOR and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw. Notwithstanding the foregoing or any other provision of this lease, however, LESSEE shall not be responsible for the compliance with any such laws, regulations or the like requiring (a) structural repairs or modifications,
(b) repairs or modifications to the standard utility or building service equipment, or (c) installation of new building service equipment, such

                                                               __________ LESSOR
                                                               __________ LESSEE

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as fire detection or suppression equipment, unless such repairs, modifications or installation shall (i) be due to LESSEE's particular manner of use of the leased premises, (ii) be due to the negligence or willful misconduct of LESSEE or any agent, employee or contractor of LESSEE, or (iii) arise out of any modifications by LESSEE.

     7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said fire, casualty or taking of its intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days after said fire, casualty or taking; or (c) if said fire, casualty or taking occurs during the last twelve
(12) months of the lease term and LESSEE gives notice of termination within 60 days after said fire, casualty or taking during said last twelve (12) months. LESSEE's right to terminate shall be exercised by written notice to LESSOR, and said termination shall be effective as of the date of delivery of such notice. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment and LESSEE's relocation and moving expenses.

     8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE's use of the leased premises for any use other than as provided in Section 3 above. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours unless LESSEE continues to pay rent and otherwise comply with its obligations under this lease, or cause or allow the utilities serving the leased premises to be terminated. LESSOR shall maintain in full force throughout the term, a policy of fire and casualty insurance upon the building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in a commercially reasonable amount as well as insurance against casualty to building-standard mechanical equipment serving the office space, as customarily insured against. LESSOR shall supply to LESSEE from time to time upon reasonable request of LESSEE certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent. All policies of insurance maintained by LESSOR shall contain the same waiver of subrogation provisions for the benefit of LESSEE as LESSEE is required to obtain in its insurance policies for the benefit of LESSOR.

     9. SIGNS. LESSEE, at LESSEE's expense, shall erect promptly upon commencement of this lease, and then maintain signage for the leased premises in accordance with building standards for style, size, wording, design, location, etc. now or hereafter made by LESSOR. LESSEE shall obtain LESSOR's prior written consent before erecting any sign, and LESSOR may, at LESSEE's expense, remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease. Whenever LESSOR's consent is required under this
Section 9, LESSOR shall not unreasonably withhold or delay the granting of such consent. LESSOR agrees that LESSEE may install a sign on the exterior of the building and a monument sign at the building entrance provided the same are in compliance with applicable government regulations, LESSOR's design standards and Paragraph N of the Rider to Lease.

     10. MAINTENANCE OF PREMISES. Except as otherwise provided below, LESSOR will be responsible for the structural maintenance of the leased premises and for maintenance, repair and replacement, if necessary, of the roof, landscaping, sprinklers, doors, locks, plumbing and electrical wiring, foundations, walls, building-standard HVAC system serving the office portion of the leased premises, and all of LESSOR's other standard building systems, including all pipes, vents, conduits, connections and other components thereof, but specifically excluding damage caused by the willful or

                                                               __________ LESSOR
                                                               __________ LESSEE

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negligent acts of LESSEE, its agents, employees or invitees, and chemical, corrosion or water damage from any source except damage caused by willful or negligent acts of LESSOR, its agents or employees. If despite LESSEE's diligent efforts to cause LESSOR to undertake any of said repairs, replacements or maintenance following notice from LESSEE, LESSOR shall fail to undertake such repairs, replacements or maintenance and such failure by LESSOR prevents LESSEE from using the leased premises for its intended purposes for more than thirty
(30) consecutive days (or such longer period provided LESSOR shall diligently undertake to make such repairs) following written notice of such required repair, replacement or maintenance from LESSEE (although such notice shall not be required if there is an emergency), LESSEE may make the required repair, replacement or maintenance and LESSOR shall pay the reasonable out-of-pocket costs thereof to LESSEE within thirty (30) days after receipt of a just invoice therefor. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the lease term or as they may be put in with LESSOR's written consent during the term of this lease, normal wear and tear and damage from casualty and condemnation only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises will be in good order and the light bulbs and glass whole upon delivery by LESSOR. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, odors and other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE, at LESSEE's expense, shall be responsible for janitorial services within the leased premises. LESSOR, at LESSOR's expense, shall provide or perform all common area janitorial services, including cleaning and maintenance on a regular periodic basis. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage in the leased premises. Notwithstanding the foregoing, any increase in heating, ventilating, air conditioning, plumbing or electrical equipment or capacity, and any installation or maintenance of any "non-building standard" leasehold improvements or equipment which is associated with some specific aspect of LESSEE's use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility, at LESSEE's expense, and except for any increase in equipment, capacity or installation which is a part of Phase 1 or Phase 2 of the Lessee Work (as such terms are defined in Paragraph H of the Rider to Lease), subject to LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

     11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any terms or conditions hereof, LESSEE may assign this lease or sublet or allow another entity or individual to occupy the whole or any part of the leased premises, but only with LESSOR's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this lease, LESSEE may, without LESSOR's prior written consent, sublet all or any portion of the leased premises or assign LESSEE's interest in this lease to: (a) a subsidiary, affiliate, parent or other entity which controls, is controlled by or is under common control with LESSEE;
(b) a successor entity to LESSEE resulting from merger, consolidation, non-bankruptcy reorganization or government action; or (c) a purchaser of all or substantially all of LESSEE's stock or assets. LESSEE shall serve LESSOR with prior written notice of any such sublease or assignment. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. Notwithstanding LESSOR's consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease.

     12. ALTERATIONS. Except as otherwise permitted in Paragraph H of the Rider to Lease, LESSEE shall not make structural alterations, additions or improvements of any kind to the leased premises. LESSEE may make cosmetic alterations or improvements (i.e., painting, carpeting, flooring, etc.) regardless of cost, and any other non-structural alterations, additions or improvements having a

                                                               __________ LESSOR
                                                               __________ LESSEE

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cost, in each instance, of $50,000 or less, without LESSOR's prior consent.
LESSEE may make non-structural alterations, additions or improvements having a cost, in each instance, in excess of $50,000 with LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed.

     LESSEE agrees that all work to be performed by LESSEE shall be completed in a good and workerlike manner. All such allowed alterations, additions and improvements shall be at LESSEE's expense and shall conform with LESSOR's building standards and construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations, additions and improvements or otherwise under this lease, LESSEE will promptly pay any just invoice. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any structural alterations, additions and improvements shall become part of the leased premises and the property of LESSOR. Removal of any other alterations, additions or improvements shall be governed by Section 27 below. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs or walkways, or otherwise alter common areas or the exterior of the building, provided such changes do not materially interfere with LESSEE's use of the leased premises.

     13. LESSOR'S ACCESS. LESSOR and its agents and designees may at any reasonable time upon reasonable notice except in the case of any emergency enter to view the leased premises; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE's expense, to make repairs which LESSEE is required but has failed to do.

     14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for damage or injury resulting from the willful or negligent acts of LESSOR, its agents, or employees.

     15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. LESSEE shall not obstruct any portion of the building or its walkways and approaches. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's employees, agents, callers or invitees, at any time. LESSOR shall not provide, and shall not be responsible for providing, any security services. At all times during the term of this lease, LESSOR shall provide LESSEE for use by LESSEE, its employees and invitees in common with others, at no additional charge, a minimum of at least two and one-half (2 1/2) parking spaces per 1,000 rentable square feet of leased premises in one of LESSOR's parking areas near the building, as shown on the parking plan attached as Exhibit B.

     16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons and damage to any property, including damage by fire or other casualty, occurring in or on the leased premises (including any common areas as described below) and arising out of the use, control, condition or occupancy of the leased premises by LESSEE, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR. All common areas, including but not limited to any parking areas, stairs, corridors, roofs, walkways and elevators (herein collectively called the common areas) shall be considered a part of the leased premises

                                                               __________ LESSOR
                                                               __________ LESSEE
for liability and insurance purposes when they are used by LESSEE or LESSEE's employees, agents, callers or invitees.

     17. INSURANCE. LESSEE shall secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas as described above) or their use by LESSEE, including damage by fire or other casualty caused by LESSEE or its agents, employees or invitees, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving bodily injury (including death), and $1,000,000 for each occurrence involving damage to property. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be considered excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days' prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance, and LESSEE shall pay LESSOR any costs that LESSEE would incur for such insurance in complying with this section, plus LESSOR's administrative expenses. LESSOR shall secure and carry at its own expense a commercial general liability policy insuring LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the building, common areas or property or their use by any tenant or occupant, such policy to insure LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving bodily injury (including death) and $1,000,000 for each occurrence involving damage to property. As stated above, such insurance shall be considered "excess" to LESSEE's insurance coverage, which shall be primary.

     18. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease except for Michael Brown of Trammell Crow Company to whom LESSOR shall pay a commission (estimated at $127,084) in accordance with a separate agreement, and LESSEE agrees to indemnify LESSOR against any brokerage claims arising out of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with this lease. If either party introduces a broker or third person on its behalf for any extension, renewal or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker or third person.

     19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage, provided that the holder of such mortgage shall agree in writing to the non-disturbance conditions set forth in Paragraph T of the Rider to Lease.

     20. DEFAULT AND ACCELERATION OF RENT. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property or (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements or obligations hereunder, and such default shall not be corrected within 30 days after written notice thereof, or, in the event such default cannot be cured within said 30-day period, LESSEE shall not have commenced to cure and be diligently proceeding to cure, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and/or to remove LESSEE's effects, without being guilty of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE defaults in the payment of the security deposit, rent, taxes or substantial invoice from LESSOR or LESSOR's agent, and such default continues for 10 days after written notice thereof,

                                                               __________ LESSOR
                                                               __________ LESSEE

LESSEE shall pay LESSOR on demand the amount of all rent, taxes and other amounts due under this lease which LESSOR may suffer as damages as a result of LESSEE's default, whether by LESSOR's inability to relet the leased premises on satisfactory terms or otherwise, including any deficiency that may arise from reletting or the failure to relet the leased premises (after deducting all Costs of Reletting from any rent received on reletting). "Costs of Reletting" shall include all costs and expenses incurred by LESSOR in reletting or attempting to relet the leased premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. No actions taken by LESSOR under this section shall terminate LESSEE's obligation to pay rent under this lease. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any unpaid invoice or other payment due to LESSOR and then to unpaid rent. LESSEE shall pay any invoice within 10 days after receipt. If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR interest at the rate of eighteen (18%) percent per annum on any past due payment. If, as a result of a default by LESSEE hereunder, LESSOR re-enters and takes possession of the leased premises or LESSOR otherwise terminates this lease, LESSOR shall use commercially reasonable efforts to relet the leased premises so as to minimize LESSOR's damages.

     21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or this lease shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or this lease shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

     22. OCCUPANCY. If LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants under this lease from the date upon which it takes possession. If LESSEE continues to occupy, control or encumber all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, subject during the first ninety (90) days (only) of any holdover to the limitations in Section 28(k) below, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due at a per diem rate which shall be: (a) for the first thirty (30) days after the date of termination of this lease, at the rate of one and one-half (1 1/2), and (b) thereafter, at the rate of two (2), in each case, times the greater of the per diem rate due under this lease immediately prior to termination or LESSOR's then current published rent on a per diem basis for the leased premises, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance. LESSOR may require LESSEE to relocate to another similar facility at any time during the lease term upon prior written notice to LESSEE and on terms comparable to these herein, and LESSEE shall be liable to LESSOR for any loss, damages or expenses incurred by LESSOR if LESSEE fails to relocate as required herein.

     23. FIRE PREVENTION. LESSOR shall be obligated to deliver the leased premises with emergency lighting and exit signs. Upon completion of Phase 1 of the Lessee Work (as defined in Paragraph H of the Rider to Lease), LESSEE agrees to use every reasonable precaution against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment and exit signs, and to complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer or any similar entity.

                                                               __________ LESSOR
                                                               __________ LESSEE

     24. OUTSIDE AREA. Anything held or stored by LESSEE in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by whichever disposal firm LESSOR may designate. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's proportionate share of any charges associated therewith.

     25. ENVIRONMENT. LESSEE will use the leased premises so as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, vibrations, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. LESSEE agrees to maintain effective devices for preventing damage to plumbing and heating equipment from deionized water, chemicals or hazardous materials which may be present at the leased premises. No hazardous materials or wastes shall be used, stored, disposed of, or allowed to remain at the leased premises at any time without LESSOR's specific approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE. Notwithstanding the foregoing to the contrary, LESSEE has informed LESSOR that LESSEE will use the leased premises to perform pharmaceutical manufacturing processes, which include the use of certain chemicals and viruses, all of which, LESSEE represents, have been disclosed to LESSOR and which are attached hereto as Exhibit F. LESSOR acknowledges receipt of LESSEE's disclosure regarding LESSEE's manufacturing process, and LESSOR consents to the conduct by LESSEE of the foregoing pharmaceutical manufacturing process, provided that LESSEE shall conduct said manufacturing process in full compliance with any applicable statutes, regulations and ordinances and this lease.

     26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE's obligations under this lease be reduced because of, loss or damage caused in any way by the use, leakage, seepage, flooding or escape of water or sewage in any form or from any source, by the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, by any change in any utility or service provider, or by any cause beyond LESSOR's immediate control. Notwithstanding the foregoing to the contrary, an "Abatement Event" shall be defined as an event or circumstance that reasonably prevents LESSEE from using the leased premises or any portion thereof as a result of any failure by LESSOR to provide services or access to the leased premises that is under LESSOR's control and is required under this lease. LESSEE shall give LESSOR written notice (the "Abatement Notice") of any such Abatement Event. If such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then, to the extent that compensation is unavailable under LESSEE's business interruption or other insurance coverage, the base rent and LESSEE's other monetary obligations to LESSOR shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that LESSEE continues to be so prevented from using, and does not use, the leased premises or a portion thereof, in the proportion that the rentable area of the portion of the leased premises that LESSEE is prevented from using, and does not use, bears to the total rentable area of the leased premises. The term "Eligibility Period" shall mean a period of ten (10) consecutive business days after LESSOR's receipt of any Abatement Notice. In addition, if an Abatement Event that materially and adversely affects LESSEE's ability to use the leased premises so as to constitute a constructive eviction continues for ninety (90) consecutive days after any Abatement Notice, LESSEE may terminate this lease by written notice to LESSOR at any time prior to the date such Abatement Event is substantially cured. This paragraph shall not apply, however, in the case such Abatement Event is caused by LESSEE or its employees, agents or contractors. The provisions of this Section 26 shall not apply to any Abatement Event resulting or arising from fire or other casualty, which shall be governed by the provisions of Section 7.

                                                               __________ LESSOR
                                                               __________ LESSEE

     27. SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE's goods and effects from the leased premises, and shall deliver to LESSOR actual and exclusive possession of the leased premises and all keys and locks thereto. At any time during the term of this lease, LESSEE may remove (a) any equipment, machinery, furniture or other personal property supplied or installed by LESSEE, and (b) any fixtures or other additions or improvements installed or made by LESSEE which are listed in the mutually agreed upon Exhibit C attached hereto, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, repairs any and all damage resulting from such removal, and restores the leased premises to its condition prior to the installation of said items, reasonable wear and tear excepted. Only if so designated on Exhibit C, any such removal, repair and restoration shall include, at LESSOR's option, the removal of any system, if so designated for removal on Exhibit C, serving the equipment or machinery installed by LESSEE, including without limitation, any piping, conduits, chases, ductwork, rooftop equipment, wiring and/or other components serving or dedicated to said equipment or machinery. LESSEE must complete all such removal, repair, restoration and other work prior to the termination date of this lease, and the leased premises shall not be considered surrendered to LESSOR until LESSEE has fully complied with all the provisions of this Section 27. Notwithstanding the foregoing, prior to termination of this lease, LESSEE shall remove or tag for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in at least the same condition as they were at the commencement of the lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage from casualty or condemnation only excepted, and LESSEE shall be deemed to be encumbering the leased premises until it delivers the leased premises to LESSOR in the condition required under this lease. Any of LESSEE's property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

     28. GENERAL. (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while LESSOR or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within two years after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner or beneficiary individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties, or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by

                                                               __________ LESSOR
                                                               __________ LESSEE
both parties. (j) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease or any subsequent amendment or extension, or receive LESSOR's consent as provided for herein, if LESSEE is at that time in default of any terms or conditions hereof. (k) Except as otherwise provided in
Section 22 herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (l) The headings in this lease are for convenience only and shall not be considered part of the terms hereof.
(m) No restriction, condition or other endorsement by LESSEE on any check, nor LESSOR's deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR's rights under this lease. (n) LESSEE shall pay LESSOR for all legal fees and expenses (not to exceed $2,500 per consent with respect to legal fees (only)) incurred by LESSOR in connection with any consent requested by LESSEE. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. (p) LESSEE's covenants under this lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease. (r) SEE ATTACHED RIDER TO LEASE FOR ADDITIONAL PROVISIONS.

     29. SECURITY AGREEMENT. LESSOR acknowledges that in connection with the performance of the Lessee Work, LESSEE intends to acquire certain equipment and machinery (the "Financed Equipment") by means of either a purchase money financing or equipment leasing arrangement (the "Equipment Financing") with one or more lenders (each an "Equipment Lender" and collectively, the "Equipment Lenders"). LESSOR consents to the installation of the Financed Equipment and to the acquisition thereof by means of any Equipment Financing. The Equipment Lender and LESSEE shall execute LESSOR's standard lender consent and waiver form, which is attached as Exhibit D, subject, however, to such modifications as requested by the Equipment Lender, provided such modifications are commercially reasonable, consistent with comparable terms in comparable transactions, and acceptable to LESSOR in its reasonable discretion.

     30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, corporations, or other legal entities, or a partnership, or some combination thereof, LESSEE's obligations are joint and several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 2nd day of December, 2005.

LESSOR: CUMMINGS PROPERTIES, LLC         LESSEE: BIOVEX, INC.


By: /s/ Dennis Clarke                    By: /s/ Philip Astley-Sparke
    ----------------------------------       -----------------------------------
    Duly authorized                          Duly authorized

Print name: Dennis Clarke,               Print name: Philip Astley-Sparke

                                LIST OF EXHIBITS

Exhibit A Plan of Lease Premises
Exhibit B Parking Plan
Exhibit C Schedule of Removable Fixtures, Additions and Improvements Exhibit D LESSOR Standard Form of Consent and Waiver
Exhibit E Plans and Specifications for Lessee Work (Phase 1 and Phase 2) Exhibit F LESSEE's Disclosure Regarding LESSEE's Manufacturing Process Exhibit G MDFA Leasehold Mortgagee Protection Provisions

                                                               __________ LESSOR
                                                               __________ LESSEE

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM                  09050601-JRW-10
                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

     A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

     B. INTENTIONALLY DELETED - DOES NOT APPLY TO LEASED PREMISES.

     C. INTENTIONALLY DELETED - DOES NOT APPLY TO LEASED PREMISES.

     D. PARKING. See Section 15.

     E. REMEDIES. See Section 20.

     F. RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE's property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist. LESSOR shall not be permitted to record activities within the leased premises under any circumstances.

     G. * LESSEE agrees to take possession of the leased premises in "as is" condition. The parties acknowledge and agree that LESSOR has previously repaired and repainted all drywall partitions, replaced glass and light bulbs as needed and cleaned the carpet.

     H. (1) Promptly after delivery of possession of the leased premises to LESSEE, LESSEE shall, at its own expense, in accordance with and subject to the terms and provisions of this lease, perform or cause to be performed Phase 1 of the work, alterations and improvements necessary or desired by LESSEE to prepare the leased premises for LESSEE's initial occupancy and at any time thereafter during the term, LESSEE reserves the right to perform or cause to be performed Phase 2 of the work, alterations and improvements necessary or desired by LESSEE to expand the operation of LESSEE's use of the leased premises (Phase 1 and Phase 2 are referred to collectively as the "Lessee Work"). LESSOR has received and does hereby approve and consent to all alterations and improvements (including any structural improvements) set forth in LESSEE's attached plans and specifications for Phase 1 and Phase 2 of the Lessee Work as previously submitted to LESSOR. The list of plans and specifications for Phase 1 and Phase 2, as approved by LESSOR, are attached hereto as Exhibit E. LESSEE shall be entitled to select, without LESSOR's approval, the contractor and/or construction manager to supervise and perform the Lessee Work. LESSEE shall not be required to pay to LESSOR any construction management fee or other charge in connection with the supervision and performance of the Lessee Work; provided, however, LESSEE shall pay the reasonable charge to LESSOR for LESSOR's customary, periodic monitoring of the progress of the Lessee Work. In addition, if LESSOR is requested by LESSEE to perform any work, LESSEE shall pay the reasonable charge to LESSOR for any such work performed by LESSOR at the leased premises. All of the Lessee Work shall be constructed and installed in a good and workmanlike manner and in compliance with all applicable laws, regulations and orders of governmental authority.

          (2) LESSOR agrees to pay to LESSEE an amount not to exceed $930,000 (the "Construction Allowance") toward the cost of Phase 1 of the Lessee Work. LESSEE shall pay all costs of the Lessee Work in excess of the Construction Allowance. The Construction Allowance shall be payable on account of (x) the hard construction costs for the Lessee Work and the materials delivered to the leased premises in connection with the Lessee Work, (y) the labor costs related to the Lessee Work, and (z) the "soft costs" relating to the Lessee Work, including architectural and engineering fees, design consulting fees, moving expenses, purchase of furniture, equipment and machinery and installation of telecommunications and data equipment. The costs described in (x) and (y) above are referred to herein as "Construction Costs" and the total costs described in
(x), (y) and (z) above are referred to herein as "Total Project Costs."

          (3) LESSEE represents, to LESSEE's knowledge, that the current estimated costs for Phase 1 and Phase 2 are approximately as follows:

Phase 1:   Total Project Costs   $4,000,000
           Construction Costs    $2,000,000
Phase 2:   Total Project Costs   $8,000,000

                                                          _______________ LESSOR
                                                          _______________ LESSEE

                                                                  09050601-JRW-5

                                 RIDER TO LEASE
                                   (CONTINUED)

           Construction Costs    $3,000,000

                                                          _______________ LESSOR
                                                          _______________ LESSEE

                                 RIDER TO LEASE
                                   (CONTINUED)

LESSEE represents that it has obtained a loan commitment (the "Commitment") from the Massachusetts Development Finance Agency ("MDFA") for a $2,500,000 loan from the Emerging Technology Fund (the "ETF Loan") to fund the purchase and installation of leasehold improvements and equipment in connection with Phase 1 and Phase 2 of the Lessee Work. LESSOR acknowledges receipt of a copy of the Commitment and consents to the granting of a leasehold mortgage to MDFA, the terms of which leasehold mortgage, to the extent such terms apply to LESSOR, if at all, shall be subject to LESSOR's approval, which approval shall not be unreasonably withheld or delayed.

          (4) In connection with the financing of Phase 1, LESSOR shall pay the Construction Allowance to LESSEE monthly within fifteen (15) days after submission each month by LESSEE to LESSOR of a written requisition therefor, certified as true, correct and complete by a duly authorized officer of LESSEE and accompanied by (i) copies of invoices covering the portion of the Lessee Work which is the subject of the requisition, (ii) a partial lien waiver from the general contractor for the portion of the Lessee Work which is the subject of the requisition, and (iii) written certification from LESSEE's architect, engineer or construction manager stating that the Lessee Work described in the requisition has been completed in accordance with LESSEE's plans and specifications. LESSEE shall not be entitled to submit any requisition to LESSOR for payment of the Construction Allowance unless and until (a) LESSEE shall have first expended at least $1,000,000 for the payment of Construction Costs for Phase 1 from ETF Loan proceeds and/or other funds of LESSEE other than the Construction Allowance toward the cost of the Lessee Work, and (b) LESSEE shall have delivered to LESSOR lien waivers from the general contractor for that portion of the Phase 1 construction work which has been paid for by the expenditure of the foregoing $1,000,000.

          (5) (a) In connection with the financing of Phase 2, LESSOR shall have no obligation to pay any construction allowance or other payment to LESSEE; however, prior to commencement of construction of any leasehold improvements for Phase 2, LESSEE shall be obligated to establish a construction escrow account (the "Escrow Account") and to deposit into the Escrow Account funds (the "Escrow Funds") in an amount equal to fifty percent (50%) of the final estimated Construction Costs for Phase 2. LESSEE presently estimates that the amount of the Escrow Funds, equal to fifty percent (50%) of the Construction Costs for Phase 2, will be $1,500,000. The Escrow Account shall be administered by a nationally recognized title insurance company or such other escrow agent selected by LESSEE in its reasonable judgment and approved by LESSOR in its reasonable discretion (the "Escrow Agent"). The Escrow Funds shall be held and disbursed pursuant to the terms of an Escrow Agreement to be entered into by LESSEE, LESSOR and the Escrow Agent. The Escrow Agreement shall incorporate the terms of this Section H(5) and such other terms as are mutually acceptable to the parties, in their reasonable judgment. The Escrow Funds shall be held in an interest-bearing account for the benefit of LESSEE for payment of Construction Costs for Phase 2. The Escrow Funds shall be disbursed to LESSEE monthly within fifteen (15) days after submission by LESSEE to Escrow Agent (with a copy to LESSOR) of a written requisition therefor, certified as true, correct and complete by a duly authorized officer of LESSEE and accompanied by the documentation described in clauses (i), (ii) and (iii) of Section H(4) above.

               (b) LESSEE shall not be entitled to submit any requisition to Escrow Agent for payment from the Escrow Account unless and until (a) LESSEE shall have first expended an amount equal to fifty percent (50%) of the Construction Costs for Phase 2 from ETF Loan proceeds and/or other funds of LESSEE other than the Escrow Funds (collectively, the "Additional Funds"), and
(b) LESSEE shall have delivered to the Escrow Agent (with a copy to LESSOR) lien waivers from the general contractor for that portion of the Phase 2 construction work which has been paid for by the expenditure of the Additional Funds.

               (c) Notwithstanding any of the foregoing to the contrary, if LESSEE permits any mechanic's lien arising as a result of non-payment by LESSEE of any just invoice (a "disputed invoice") for construction work performed at the direction of LESSEE in connection with Phase 2, to remain on the leased premises for a period of more than thirty (30) days, LESSOR shall be entitled to deliver a written demand (a "LESSOR Demand") to Escrow Agent, with a copy to LESSEE, to request payment from the Escrow Funds of the disputed invoice in order to remove the mechanic's lien. Unless within thirty (30) days after receipt of the LESSOR Demand, LESSEE shall either (i) pay the disputed invoice, or (ii) bond off or otherwise remove the mechanic's lien, or (iii) commence an action in good faith to dispute the validity of the disputed invoice and in connection therewith provide LESSOR with adequate security (which adequate security may be a set-aside of Escrow Funds equal to the unpaid invoice) or other assurances, reasonably acceptable to LESSOR, that, pending the conclusion of the litigation, the leased premises will not be adversely affected by the mechanic's lien. If LESSEE fails to timely comply with any of options (i) through (iii) above, the Escrow Agent shall be authorized to disburse sufficient funds from the Escrow Funds to pay the disputed invoice and remove the mechanic's lien.

               (d) Notwithstanding any of the foregoing to the contrary, if prior to the completion of Phase 2 of the Lessee Work (i) LESSEE is in default under this lease and such default remains uncured after the expiration of any applicable

                                                          _______________ LESSOR
                                                          _______________ LESSEE

                                 RIDER TO LEASE
                                   (CONTINUED)

notice and grace period, and (ii) LESSOR terminates this lease and re-enters and takes possession of the leased premises, LESSOR shall be entitled to request payments from the Escrow Account (to the extent of any funds remaining in the Escrow Account), up to a maximum amount of $150,000 (the "Restoration Funds"), to be used exclusively for payment of construction costs for the restoration of the leased premises into rentable condition necessitated by LESSEE's failure to complete Phase 2. Escrow Agent shall pay the Restoration Funds to LESSOR monthly within fifteen (15) days after submission each month by LESSOR to Escrow Agent (with a copy to LESSEE) of a written requisition therefor, certified as true, correct and complete by a duly authorized officer of LESSOR and accompanied by copies of invoices covering the portion of the restoration work which is the subject of the requisition. Unless and until the occurrence of the events described in clauses (i) and (ii) of this Section H(5)(d), nothing in this Section H(5)(d) shall limit the right of LESSEE to submit requisitions to Escrow Agent for payment in any amount from the Escrow Account; it being agreed that, in connection with the submission of requisitions by LESSEE to Escrow Agent pursuant to this Section H(5), LESSEE shall be under no obligation to retain any minimum amount (whether $150,000 or less) in the Escrow Account after LESSEE satisfies the conditions of Section H(5)(a) and (b) above and that LESSEE shall be entitled to requisition all of the Escrow Funds from the Escrow Account. If LESSOR is entitled to request payments from the Escrow Account pursuant to this Section H(5)(d), in any event, upon disbursement of the maximum amount of Restoration Funds to LESSOR (i.e., $150,000), as provided for in Section H(5), all remaining funds in the Escrow Account (if any) and all interest accrued thereon shall be disbursed to LESSEE, provided LESSEE shall have delivered evidence reasonably satisfactory to LESSOR that no lien(s) exist, or are attached to, or could be validly asserted against, the property of which the leased premises are a part arising out of Phase 2 of the work. Examples of such evidence include a lien waiver from the general contractor and a writing from LESSEE or a third party reasonably satisfactory to LESSOR that the time period within which to validly assert, perfect or file a lien in accordance with M.G.L.
c. 254 against the property of which the leased premises are a part shall have passed.

               (e) Upon payment of all Construction Costs for Phase 2, the Escrow Agent shall disburse all remaining funds, if any, including any accrued interest, in the Escrow Account to LESSEE and neither LESSOR nor LESSEE shall have any further rights or obligations under this Section H(5) provided LESSEE shall have first delivered the following to LESSOR and the Escrow Agent: (i) final lien waivers from the general contractor, and (ii) a written certification from LESSEE's architect, engineer or construction manager stating that Phase 2 of the Lessee Work has been completed in accordance with LESSEE's plans and specifications.

     I. LESSEE may occupy the leased premises as of December 1, 2005, provided this lease has been fully executed, the security deposit and the first nine (9) months' base rent due (in the sum of $413,623.08) have been fully paid, and all required insurance certificates have been produced, without further obligation for the payment of monthly base rent until March 1, 2007. All other terms, covenants and conditions of this lease shall apply during this period.

     J. INTENTIONALLY DELETED.

     K. EXTENSION OPTION. Provided that at the time of exercise there exists no default of LESSEE and this lease is still in full force and effect, LESSEE shall have the right and option to extend the term of this lease for one (1) extended term of four (4) years (the "Option Term"), commencing on June 1, 2012 and ending on May 30, 2016. LESSEE shall exercise such option to extend by giving written notice to LESSOR not later than eight (8) months prior to the expiration of the initial term. The giving of such notice by LESSEE shall automatically extend the term of this lease for the Option Term and no instrument of renewal need be executed. In the event that LESSEE fails to give such notice to LESSOR, this lease shall automatically terminate at the end of the initial term and LESSEE shall have no further option to extend the term of this lease. The Option Term shall be on all the terms and conditions of this lease except that the base rent shall be as determined pursuant to this Section K.

If LESSEE exercised the extension option, LESSOR and LESSEE shall attempt to agree upon the Current Market Rental Rate using their best good-faith efforts. If LESSOR and LESSEE fail to reach an agreement within sixty (60) days following LESSEE's exercise of such extension option, then LESSEE shall have the right to rescind LESSEE's exercise of the extension option by written notice to LESSOR, in which event the lease shall terminate upon the end of the initial term. If no agreement is reached and LESSEE does not elect to rescind the extension option, then the annual base rent shall be the average annual rental rate of other leases with similar financial terms for comparable lab space, of comparable size and layout in comparable buildings in the local market area (which shall be defined as the area bounded by Route 93, Route 128 and the Massachusetts Turnpike, including the entire area of any municipality intersected by one of these highways), entered into during the twelve (12) month period immediately preceding the commencement of the Option Term. LESSEE shall continue to pay the then current rental rate upon commencement of the Option Term until such new annual base rent is determined, whereupon any such payments shall be adjusted retroactively to account for the new rent.

                                                          _______________ LESSOR
                                                          _______________ LESSEE

                                 RIDER TO LEASE
                                   (CONTINUED)

     L. Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE shall have a one-time option to cancel this lease, for any reason or no reason at all, effective May 30, 2009, by serving LESSOR with written notice to that effect on or before November 30, 2008, along with a simultaneous payment of a lease termination fee equal to three (3) months' base rent at the then current rate, plus $603,063, representing the unpaid balance of the amortized Construction Allowance and brokerage fee. LESSEE shall also remain responsible for all damages to the leased premises in accordance with the lease and for rent and all other charges due under the lease, including, without limitation, utility charges and real estate tax increases, through the revised lease termination date. Time is of the essence.

     M. * LESSEE shall have access to the leased premises seven (7) days per week, twenty-four (24) hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks in that regard.

     N. LESSEE shall be entitled to install, at LESSEE's sole expense, an illuminated exterior sign affixed to the building, in a location to be mutually agreed on by LESSOR and LESSEE and in compliance with LESSOR's design and construction standards and any and all applicable ordinances, bylaws, and state and local building codes. In addition, prior to commencing installation, LESSEE shall obtain all necessary permits and LESSOR's written consent as to size, graphics, construction and the like. If applicable, LESSEE shall, at LESSEE's sole expense, remove any existing signage and patch and finish any holes prior to sign installation. Trees, shrubs, landscaping and architectural elements may be removed or relocated, also at LESSEE's sole expense, with prior written approval of LESSOR. Following installation, LESSEE shall maintain said sign in good working order and condition, and if LESSEE fails to do so, LESSOR may elect to have said sign repaired or removed from the building at LESSEE's sole expense.

     O. LESSOR grants LESSEE the exclusive right to use the 500 KW generator located at the leased premises during the term of the lease. LESSEE shall be solely responsible for the maintenance and fueling of said generator. LESSOR makes no representation about the suitability of said generator for LESSEE's use or said generator's condition. LESSEE shall return said generator to LESSOR at the termination of this lease in substantially the same condition as it is in at the commencement of the lease, reasonable wear and tear and damage from casualty or condemnation (only) excepted.

     P. INTENTIONALLY DELETED.

     Q. * In the event LESSOR approves a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises. In calculating any excess rent payable by LESSEE to LESSOR pursuant to this provision, LESSEE shall first be entitled to deduct (i) improvement allowances or other economic concessions granted by LESSEE to the assignee or sublessee; (ii) the unamortized costs (amortized over the remaining term of this lease) of initial and subsequent improvements to the subject portion of the leased premises paid for by LESSEE; (iii) all costs incurred by LESSEE to advertise the subject portion of the leased premises for assignment or sublease; and (iv) brokerage commissions and/or legal fees paid by LESSEE in connection with the assignment or sublease.

     R. * With respect to Section 11, "prospective tenant" shall mean any entity or individual that during the previous six (6) months, has been in contact with LESSOR about leasing space in a property owned or managed by LESSOR, either directly or through an agent or broker.

     S. * Sudbury Research Center, LLC, OWNER of the leased premises referred to in Section 28 above, hereby consents to this lease, and, provided LESSEE is not then in default of this lease, agrees to recognize all rights of LESSEE hereunder.

     T. * LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee's agreement that LESSEE's possession will not be disturbed so long as LESSEE is not in default in the payment of rent or other covenants or obligations hereof.

     U. * LESSOR warrants that, as of the date of execution of this lease, the leased premises are not encumbered by any mortgage or instrument in the nature of a mortgage.

     V. * With respect to any condition existing prior to the commencement of LESSEE's occupancy under this lease, LESSOR shall indemnify, defend and hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release," as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act

                                                          _______________ LESSOR
                                                          _______________ LESSEE

                                 RIDER TO LEASE
                                   (CONTINUED)

of 1980, as amended ("CERCLA") or in Mass. G. L. c. 21E, Section 2 ("c. 21E"), of any "hazardous substance" as defined in Section 101(14) of CERCLA, any "hazardous material" as defined in Section 2 of c. 21E or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused in any way by LESSEE.

     W. * LESSEE shall reasonably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations of this lease.

     X. * Except in the case of an emergency, LESSOR's access to the leased premises will be at such times as not to unreasonably interfere with the normal business operations of LESSEE.

     Y. * Notwithstanding anything to the contrary in Section 25 above, LESSEE may use or store hazardous materials or hazardous wastes within the leased premises, provided LESSEE fully complies with any applicable local, state, or federal law, regulation, ordinance and bylaw. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage and personal injury in any way associated with any use, storage, or disposal of such materials. In the event any hazardous materials or hazardous wastes remain in the leased premises after the termination of the lease (the "Vacate Date"), LESSEE authorizes LESSOR to properly dispose of them on LESSEE's behalf and at LESSEE's sole expense.

     Z. Prior to the Vacate Date, LESSEE, at LESSEE's sole expense, shall engage an independent and certified industrial hygienist ("the CIH") to prepare a decontamination work plan ("work plan") for the leased premises in accordance with all CIH professional standards and all applicable laws to address all conditions arising out of LESSEE's tenancy. LESSEE shall complete all measures specified in the work plan, including but not limited to, testing and cleaning of all surfaces, HVAC equipment, ductwork, and other building components recommended therein. The CIH shall certify to LESSOR that as of the Vacate Date, the entire leased premises and any extension thereof used in any way by LESSEE are free from any harmful chemical, biological, radioactive or other contamination arising out of LESSEE's tenancy, in accordance with all applicable CIH professional standards and all applicable laws, regulations, ordinances and bylaws. Said certification shall confirm the clean condition of all HVAC equipment, ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, countertops, walls, ceilings, floors, casework, pH adjustment tanks and acid neutralization equipment, all other surfaces and the indoor air quality at the leased premises; that LESSEE has completed all measures specified in the work plan; and that there are no restrictions on future use and occupation by others. A copy of the work plan shall be provided to LESSOR together with this certification. Also, in the event LESSEE uses or stores any radioactive materials within the leased premises at any time, LESSEE shall obtain a written statement from the commonwealth of Massachusetts fully decommissioning the leased premises in accordance with all applicable laws, regulations, ordinances and bylaws. These certifications and all cleaning shall be completed prior to the Vacate Date. The leased premises shall be deemed occupied by LESSEE unless and until LESSEE has fully vacated and returned the leased premises in accordance with the lease, has provided the required certifications to LESSOR and has completed all cleaning.

     AA. *LESSEE's maintenance obligations as provided in Section 10 above shall specifically include, without limitation, repair and replacement as needed, of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment, and drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts. LESSEE shall be responsible for all maintenance and repairs of said equipment, both routine and otherwise, including semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for office use, and any maintenance or additional equipment necessitated by LESSEE's use of and operations at the leased premises shall be at LESSEE's sole expense. LESSEE agrees that all wastewater discharged from the leased premises shall be neutralized to a pH range between 6 and 9, or, in the case of deionized water, shall be appropriately diluted or treated, and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.

     BB. * LESSEE shall notify LESSOR in writing upon LESSOR's request and thirty (30) days prior to the Vacate Date of LESSEE's compliance with its inspection and maintenance obligations as stated above.

     CC. * The preceding four (4) paragraphs regarding LESSEE's responsibility for the maintenance and condition of the leased premises are a key consideration of this lease.

                                                          _______________ LESSOR
                                                          _______________ LESSEE

                                 RIDER TO LEASE
                                   (CONTINUED)

     DD. * LESSOR consents to LESSEE's access to the roof of the building for the purpose of performing LESSEE's maintenance obligations as set forth above
(only). LESSEE agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury associated in any way with the activities of LESSEE and LESSEE's agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE's equipment on the roof, including but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.

     EE. Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSOR shall not lease the adjacent premises at 34-L and 34-M Commerce Way for any of the following uses: (i) work with infectious agents or development or production of antibiotics, or (ii) containment beyond CDC/NIH Biosafety Level 1 (BSL-1), if said use would cause the Food and Drug Administration either (a) to refuse to approve the leased premises for LESSEE's planned pharmaceutical manufacturing use, or (b) to revoke or otherwise restrict any permit or approval granted by the Food and Drug Administration to LESSEE for the use of the leased premises as a pharmaceutical manufacturing facility.

     FF. NOTICE OF LEASE. At the request of either party, LESSOR or LESSEE shall promptly execute, acknowledge and deliver a Notice of Lease sufficient for recording, which may be recorded, at the requesting party's cost and expense.

     GG. MORTGAGE OF LEASE. LESSEE is given and has the right, without LESSOR's consent, to mortgage its interest in this lease to the MDFA (the "Leasehold Mortgagee"), except that no such leasehold mortgage shall extend to or affect the fee interest, the reversionary interest, or the estate of LESSOR in and to any land, building or improvements, now or hereafter located or erected on the property of which the leased premises are a part. The Leasehold Mortgagee shall have the benefit of the leasehold mortgagee protection provisions attached hereto as Exhibit G for so long as the ETF Loan remains outstanding. Upon satisfaction of the ETF Loan, Exhibit G shall be of no further force or effect. Within fifteen (15) days of receipt of the request of the Leasehold Mortgagee, LESSOR shall deliver in recordable form a certification to Leasehold Mortgagee certifying that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those defenses or offsets claimed by LESSOR; provided, however that LESSOR shall not be required to deliver such certification on more than two (2) occasions in any 12-month period.

LESSOR: CUMMINGS PROPERTIES, LLC        LESSEE: BIOVEX, INC.


By: /s/ Dennis Clarke                   By: /s/ Philip Astley-Sparke
    ---------------------------------       ------------------------------------
    Duly authorized                         Duly authorized
Print Name: Dennis Clarke               Print Name: Philip Astley-Sparke
Title: President                        Title: President

Date: 12/2/5                            Date: 12/2/5